                                                                 EXHIBIT 4.1b


                         PLEDGE AND SECURITY AGREEMENT

     This Pledge and Security Agreement (the "AGREEMENT") is dated as of
April 3, 1998, made by Atchison Casting Corporation (the "GRANTOR") in favor of Harris Trust and Savings Bank ("HARRIS") with its mailing address 111 West Monroe Street, acting as agent hereunder for the Banks and Noteholders hereinafter defined (Harris acting as such agent and any successor or successors to Harris acting in such capacity being hereinafter referred to as the "COLLATERAL AGENT");


                               WITNESSETH THAT:

     WHEREAS, the Grantor, Harris, individually and as agent, and the banks from time to time party thereto, have entered into an Amended and Restated Credit Agreement dated as of April 3, 1998 (such Credit Agreement as the same may be amended, modified or restated from time to time being hereinafter referred to as the "CREDIT AGREEMENT"), pursuant to which such lenders (Harris and the other lenders which are now or which from time to time hereafter become party to the Credit Agreement being hereinafter referred to collectively as the "BANKS" and individually as a "BANK") have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Grantor;

     WHEREAS, the Grantor has entered into that certain Note Agreement dated as of July 29, 1994 (such Note Agreement as the same has been and may be amended, modified or restated from time to time being hereinafter referred to as the "NOTE AGREEMENT") with the purchasers identified therein (each a "NOTEHOLDER" and collectively the "NOTEHOLDERS") under which the Grantor has issued $20,000,000 in aggregate principal amount of its Notes (the "SENIOR NOTES");

     WHEREAS, as a condition precedent to extending the credit facilities to the Grantor under the Credit Agreement and for the Noteholders to consent to certain amendments to the Note Agreement, the Banks and Noteholders have required, among other things, that the Grantor grant to the Collateral Agent a lien on and security interest in certain personal properties of the Grantor as collateral security for such credit facilities and related obligations pursuant to this Agreement;

     NOW, THEREFORE, for and in consideration of the execution and delivery by the Banks of the Credit Agreement, and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

     1. GRANT OF SECURITY INTEREST. The Grantor hereby grants to the Collateral Agent a lien on and security interest in, and acknowledges and agrees that the Collateral Agent has and shall continue to have a continuing lien on and security interest in, any and all right, title and interest of the Grantor, whether now owned or existing or hereafter created, acquired or arising, in and to the following: (a) all promissory notes and other instruments payable to or otherwise acquired by the Grantor and any and all rights in and to any and all agreements and collateral securing or relating thereto and the shares of the capital stock of the issuers, each as listed and described on Schedule A attached hereto and made a part hereof as such Schedule may from time to time be amended as hereinafter set forth, and all substitutions and additions to such shares, notes or instruments (herein, the "PLEDGED SECURITIES"), (b) all dividends, distributions and sums distributable or payable from, upon or in respect of the Pledged Securities, (c) all other rights and privileges incident to the Pledged Securities, and (d) all proceeds and products of the foregoing (all of the foregoing being hereinafter referred to collectively as the "COLLATERAL"). This pledge and assignment constitutes an assignment of the rights of the Grantor with respect to the Collateral only and not an assignment of any duties or obligations the Grantor may have with regard to the management of, or the giving of advice to, the issuers of the Pledged Securities.

     2. OBLIGATIONS HEREBY SECURED. The lien and security interest granted and provided for herein is made and given to secure, and shall secure, the payment and performance of (a) the Obligations (as defined in the Credit Agreement), (b) the obligations of the Grantor under the Note Agreement, and
(c) any and all reasonable expenses and charges, legal or otherwise, suffered or incurred by the Collateral Agent, any Noteholder or any Bank in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby other than any of the foregoing that result from the gross negligence or willful misconduct of the Collateral Agent, any Noteholder or such Bank (all of the foregoing being hereinafter referred to as the "OBLIGATIONS").

     3. COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES. The Grantor hereby covenants and agrees with, and represents and warrants to, the Collateral Agent, the Banks and the Noteholders that:

    (a) The Grantor is a corporation duly organized and validly existing in good standing under the laws of the State of Kansas, is the sole and lawful legal, record and beneficial owner of the Collateral, and has full right, power and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for. The execution and delivery of this Agreement, and the observance and performance of the matters and things herein set forth, will not (i) contravene or constitute a default under any provision of law, or any judgment, injunction, order or decree binding upon the Grantor, or any provision of the Grantor's articles of incorporation, by-laws, or any material covenant, indenture or agreement of or affecting the Grantor or any of its property, or (ii) result in the creation or imposition of any lien or encumbrance on any property of the Grantor except for the lien and security interest in the Collateral granted pursuant to this Agreement. The Grantor's chief executive office is located at 400 South 4th Street, Atchison, Kansas 66002, and the Grantor shall not move its chief executive office without first providing the Collateral Agent 30 days prior written notice of the Grantor's intent to do so, provided that the Grantor shall at all times maintain its chief executive office in the United States of America and, with respect to any such new location, the Grantor shall have taken all action requested by the Collateral Agent to maintain the lien and security interest of the Collateral Agent in the Collateral at all times fully perfected and in full force and effect.

    (b) The certificates, if any, for all shares of the Pledged Securities shall be delivered by the Grantor to the Collateral Agent duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto. The Collateral Agent may at any time after the occurrence and during the continuance of a Default cause to be transferred into its name or into the name of its nominee or nominees any and all of the shares of the Pledged Securities. The Collateral Agent shall at all times have the right to exchange the certificates representing the Pledged Securities for certificates of smaller or larger denominations. The Grantor has delivered the only executed original of the Pledged Securities to the Collateral Agent, the same has not been amended or modified in any respect, the unpaid principal balance of each Pledged Security that constitutes a note or instrument as of the date hereof is as set forth on Schedule A hereto; and there is not any defense, set-off or counterclaim to the obligation of the obligor thereon to pay the principal of and interest on each Pledged Security that constitutes a note or instrument as and when the same becomes due and payable. The Grantor has delivered to the Collateral Agent true and correct copies of all instruments and documents securing the Pledged Securities or setting forth terms and conditions applicable thereto (collectively the "LOAN DOCUMENTS") and the same have not been amended or modified in any respect (except for amendments and modifications reflected in written instruments, copies of which have heretofore been delivered to the Collateral Agent).
Each obligor under a Pledged Security that constitutes a note or instrument is in compliance in all material respects with their respective obligations thereunder and the applicable Loan Documents, and no default has occurred and is continuing thereunder.

    (c) The Pledged Securities have been validly issued and are fully paid and non-assessable. There are no outstanding commitments or other obligations of the issuer of any of the Pledged Securities to issue, and no options, warrants or other rights of any person or entity to acquire, any share of any class or series of capital stock of such issuer.

    (d) The Collateral and every part thereof is and will be free and clear of all security interests, liens (including, without limitation, mechanics', laborers' and statutory liens), attachments, levies and encumbrances of every kind, nature and description and whether voluntary or involuntary, except for the security interest of the Collateral Agent therein. The Grantor shall warrant and defend the Collateral against any claims and demands of all persons or entities at any time claiming the same or any interest in the Collateral adverse to the Collateral Agent. The Grantor has the right to vote the Collateral and there are no restrictions upon the voting rights associated with, or the transfer of, any of the Collateral, except as provided by federal and state laws applicable to the sale of securities generally or as otherwise disclosed to the Collateral Agent in writing.

    (e) None of the Collateral constitutes margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

    (f) The Grantor shall not, without the Collateral Agent's prior written consent, sell, assign, pledge, encumber, or otherwise dispose of the Collateral or any interest therein.

    (g) The Grantor shall promptly pay when due all taxes, assessments and governmental charges and levies upon or against the Grantor or the Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent foreclosure on or other realization upon any of the Collateral and the Grantor shall have established adequate reserves therefor.

    (h) The Grantor agrees to execute and deliver to the Collateral Agent such further agreements, assignments, instruments and documents and to do all such other things as the Collateral Agent, any Bank or any Noteholder may deem necessary or appropriate to assure the Collateral Agent its lien and security interest hereunder, including such assignments, stock powers, financing statements, instruments and documents as the Collateral Agent, any Bank, or any Noteholder may from time to time reasonably require in order to comply with the Uniform Commercial Code as enacted in the State of Illinois and any successor statute(s) thereto (the "CODE"). The Grantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Collateral Agent without notice thereof to the Grantor wherever the Collateral Agent in its sole discretion desires to file the same. In the event for any reason the law of any jurisdiction other than Illinois becomes or is applicable to the Collateral or any part thereof, or to any of the Obligations, the Grantor agrees to execute and deliver all such agreements, assignments, instruments and documents and to do all such other things as the Collateral Agent, any Bank or any Noteholder in their reasonable discretion deems necessary or appropriate to preserve, protect and enforce the lien and security interest of the Collateral Agent under the law of such other jurisdiction. The Grantor agrees to mark its books and records to reflect the lien and security interest of the Collateral Agent in the Collateral.

    (i) If, as and when the Grantor delivers any securities, notes or instruments for pledge hereunder in addition to those listed on Schedule A hereto, the Grantor shall furnish to the Collateral Agent a duly completed and executed amendment to such Schedule in substantially the form (with appropriate insertions) of Schedule B hereto reflecting the securities pledged hereunder after giving effect to such addition.

    (j) After the occurrence and during the continuance of a Default or failure of the Grantor to perform any of the covenants and agreements herein contained, the Collateral Agent may, at its option, perform the same and in so doing may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claims, and all other expenditures which the Collateral Agent may be compelled to make by operation of law or which the Collateral Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be repayable by the Grantor immediately without notice or demand, shall constitute additional Obligations secured hereunder and shall bear interest from the date said amounts are expended at the rate per annum applicable to past due Domestic Rate Loans (as defined in the Credit Agreement). No such performance of any covenant or agreement by the Collateral Agent on behalf of the Grantor, and no such advancement or expenditure therefor, shall relieve the Grantor of any default under the terms of this Agreement or in any way obligate the Collateral Agent, any Bank or any Noteholder to take any further or future action with respect thereto. The Collateral Agent, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim. The Collateral Agent, in performing any act hereunder, shall be the sole judge of whether the Grantor is required to perform same under the terms of this Agreement. The Collateral Agent is hereby authorized to charge any depository or other account of the Grantor maintained with the Collateral Agent but excluding all accounts of the Grantor in a fiduciary capacity for the amount of such sums and amounts so expended.

    (k) The Grantor will cause each obligor of a Pledged Security to fully and completely observe and perform all of its covenants and agreements under the Pledged Security and Loan Documents and will not amend, modify or waive any of same in any manner which materially adversely affects the Pledged Securities or the Collateral Agent's interest therein. The Grantor agrees that it will not release any collateral or guarantors for any Pledged Security or otherwise take any action which would impair the value or collectability of the Collateral or any part thereof. The Grantor further agrees to promptly deliver to the Collateral Agent notice of any default under any Pledged Security.

     4. SPECIAL PROVISIONS RE: VOTING RIGHTS, DIVIDENDS AND PRINCIPAL PAYMENTS. Unless and until a Default has occurred and thereafter until notified by the Collateral Agent pursuant to Section 6(b) hereof:

         (a) The Grantor shall be entitled to exercise all voting and/or consensual powers pertaining to the Collateral or any part thereof for all purposes not inconsistent with the terms of this Agreement or any other document evidencing or otherwise relating to any of the Obligations.

         (b) The Grantor shall be entitled to receive and retain all dividends which are paid in cash out of earned surplus of the issuer of the relevant Pledged Securities.

         (c) All sums due and to become due on the Pledged Securities that constitute notes or instruments shall be remitted directly to the Collateral Agent for application in reduction of the indebtedness hereby secured in such order and manner and at such times as provided herein; PROVIDED, HOWEVER, that the Banks and Noteholders agree that unless and until a Default occurs hereunder the Grantor may collect and receive and retain for its own use regularly scheduled installment payments of principal and of interest on the Pledged Securities that constitute notes or instruments.

         (d) In order to permit the Grantor to exercise such voting and/or consensual powers which it is entitled to exercise under subsection (a) above and to receive such distributions which the Grantor is entitled to receive and retain under subsection (b) above, the Collateral Agent will, if necessary, upon the written request of the Grantor, from time to time execute and deliver to the Grantor appropriate proxies and dividend orders.

         (e) In order to permit the Collateral Agent to receive all cash and other property to which it may be entitled under subsection (b) or (c) above, the Grantor shall, if necessary, upon the written request of the Collateral Agent, from time to time execute and deliver to the Collateral Agent appropriate dividend orders.

     5. POWER OF ATTORNEY. The Grantor hereby appoints the Collateral Agent, and each of its nominees, officers, agents, attorneys, and any other person whom the Collateral Agent may designate, as the Grantor's attorney-in-fact, with full power and authority upon the occurrence and during the continuation of a Default to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all sums or properties which may be or become due, payable or distributable in respect of the Collateral or any part thereof, with full power to settle, adjust or compromise any claim thereunder or therefor as fully as the Grantor could itself do, to endorse the Grantor's name on any assignments, stock powers, or other instruments of transfer and on any checks, notes, acceptances, money orders, drafts and any other forms of payment or security that may come into the Collateral Agent's possession and on all documents of satisfaction, discharge or receipt required or requested in connection therewith, and, in its discretion, to file any claim or take any other action or proceeding, either in its own name or in the name of the Grantor, or otherwise, which the Collateral Agent, any Bank or any Noteholder may reasonably deem necessary or appropriate to collect or otherwise realize upon all or any part of the Collateral, or effect a transfer thereof, or which may be necessary or appropriate to protect and preserve the right, title and interest of the Collateral Agent in and to such Collateral and the security intended to be afforded hereby. Except as set forth in this sentence, the Grantor hereby ratifies and approves all acts of any such attorney and agrees that neither the Collateral Agent nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The Collateral Agent may file one or more financing statements disclosing its security interest in all or any part of the Collateral without the Grantor's signature appearing thereon, and the Grantor also hereby grants the Collateral Agent a power of attorney to execute any such financing statements, and any amendments or supplements thereto, on behalf of the Grantor without notice thereof to the Grantor. The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Obligations have been fully paid and satisfied and all agreements of the Collateral Agent or any Bank to extend credit to or for the account of the Grantor under the Credit Agreement have expired or otherwise have been terminated.

     6.   DEFAULTS AND REMEDIES.

    (a) The occurrence of any one or more of the following shall constitute a "DEFAULT" hereunder: (i) the occurrence of any event or the existence of any condition which is specified as an "EVENT OF DEFAULT" under the Credit Agreement and (ii) the occurrence of any event or the existence of any condition which is specified as an "EVENT OF DEFAULT" under the Note Agreement. Upon the occurrence of any Default the Collateral Agent may, and shall, upon written request of the holder or holders of at least 66 2/3% in principal amount of the Obligations, in addition to such other remedies as may be available to it under available law, exercise any or all of the remedies as set forth in this Section 6.

    (b) If a Default shall have occurred and be continuing, all rights of the Grantor to receive and retain the distributions which it is entitled to receive and retain pursuant to Section 4(b) hereof shall, at the option of the Collateral Agent, cease and thereupon become vested in the Collateral Agent which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to receive and retain the distributions which the Grantor would otherwise have been authorized to retain pursuant to Section 4(b) hereof and all rights of the Grantor to exercise the voting and/or consensual powers which it is entitled to exercise pursuant to Section 4(a) hereof shall, at the option of the Collateral Agent, cease and thereupon become vested in the Collateral Agent which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Collateral and to exercise any and all rights of conversion, exchange or subscription and any other rights, privileges or options pertaining thereto as if the Collateral Agent were the absolute owner thereof including, without limitation, the right to exchange, at its discretion, the Collateral or any part thereof upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Collateral Agent of any right, privilege or option pertaining to the Collateral or any part thereof and, in connection therewith, to deposit and deliver the Collateral or any part thereof with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine.

    (c) Upon the occurrence and during the continuation of any Default, the Collateral Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the Code (regardless of whether the Code is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the Code applies to the affected Collateral), and further the Collateral Agent may in accordance with the requirements of applicable law, sell and deliver any or all Collateral held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable. In the exercise of any such remedies, the Collateral Agent may sell all the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Obligations. The Collateral Agent is authorized at any sale or other disposition of the Collateral, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or resale of any of the Collateral. In addition to all other sums due the Collateral Agent, Banks or Noteholders hereunder, the Grantor shall pay the Collateral Agent all reasonable costs and expenses incurred by the Collateral Agent, including reasonable attorneys' fees and court costs, in obtaining, liquidating or enforcing payment of Collateral or the Obligations or in the prosecution or defense of any action or proceeding by or against the Collateral Agent or the Grantor concerning any matter arising out of or connected with this Agreement or the Collateral or the Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute). Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Grantor in accordance with Section 11(b) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; PROVIDED HOWEVER, no notification need be given to the Grantor if the Grantor has signed, after a Default has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. The Collateral Agent may be the purchaser at any such sale or other disposition of the Collateral or any part thereof. The Grantor hereby waives all of its rights of redemption from any sale or other disposition of the Collateral or any part thereof. Subject to the provisions of applicable law, the Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Collateral Agent may further postpone such sale by announcement made at such time and place.

    (d) The powers conferred upon the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose on it any duty to exercise such powers. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which the Collateral Agent accords its own property, consisting of similar type securities. This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of Grantor in any way related to the Collateral, and the Collateral Agent shall have no duty or obligation to discharge any such duty or obligation.

    (e) Failure by the Collateral Agent to exercise any right, remedy or option under this Agreement or any other agreement between the Grantor and the Collateral Agent or provided by law, or delay by the Collateral Agent in exercising the same, shall not operate as a waiver; and no waiver by the Grantor, the Collateral Agent, any Bank or any Noteholder shall be effective unless it is in writing and then only to the extent specifically stated. Neither the Collateral Agent nor any party acting as attorney for the Collateral Agent shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Collateral Agent under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Agent may have.

     7.   APPLICATION OF PROCEEDS.

    (a) The proceeds of any foreclosure or other realization on the Collateral or of any other enforcement of this Agreement shall be paid and applied as follows:

         (i) First, to the payment of reasonable costs and expenses of such foreclosure, realization or other enforcement and of all necessary or proper expenses, liabilities and advances incurred or made hereunder by the Collateral Agent, and to the payment of all taxes, assessments, governmental charges or liens superior to the lien of these presents, except any taxes, assessments, governmental charges or other superior lien subject to which said sale may have been made;

        (ii) Next, to the Banks and Noteholders in the amount of any unpaid accrued interest on the Obligations, and any unpaid accrued letter of credit fees payable by the Grantor under the Credit Agreement, PRO RATA in proportion to the respective amounts thereof owed to each Bank and Noteholder;

       (iii) Next, to the extent proceeds remain, to the Banks and Noteholders in the amount of any outstanding principal amount of the Notes, the undrawn face amount of the outstanding Letters of Credit, and the amount of any outstanding principal amount of the Senior Notes, PRO RATA in proportion to the respective amounts thereof owed to each Bank and each Noteholder, subject in the case of the outstanding Letters of Credit, to the provisions of Section 7(b) hereof;

        (iv) Next, to the extent proceeds remain, to the Banks and Noteholders in the amount of any Makewhole Amounts due with respect to the Senior Notes and any amounts due for breakage or similar amounts as provided in Section 1.11 of the Credit Agreement and any unpaid accrued commitment fees, PRO RATA in proportion to the respective amounts thereof owed to each Bank and Noteholder; and

         (v) Finally, to the extent proceeds remain, to the Banks and Noteholders in the amount of any other unpaid Obligations, PRO RATA in proportion to the respective amounts thereof owed to each Bank and Noteholder.

    (b) SPECIAL PROVISIONS REGARDING LETTERS OF CREDIT. If at any time any Bank is entitled pursuant to clause (iii) of Section 7(a) hereof to have any amount (a "DISTRIBUTABLE AMOUNT") distributed to it as a consequence of the inclusion in outstanding Letters of Credit of the aggregate amount available for drawing under any Letter of Credit issued by or participated in by such Bank, such Distributable Amount shall not be so distributed to such Bank but shall instead be distributed to the Collateral Agent and deposited by the Collateral Agent in a special interest bearing account (the "LETTER OF CREDIT RESERVE ACCOUNT") under the sole dominion and control of the Collateral Agent, and shall be applied and distributed to such Bank if and to the extent that such Letter of Credit is honored. If such Letter of Credit is not honored (or is not honored in the full amount thereof) the balance of the funds in the Letter of Credit Reserve Account in respect of such Letter of Credit and not distributed pursuant to the immediately preceding sentence shall be distributed to the Banks and Noteholders pursuant to clause (iii) of
Section 7(a) hereof, or to whomsoever shall be lawfully entitled thereto.

    (c) APPLICATION OF PAYMENTS TO BE SHARED BY BANKS AND NOTEHOLDERS. The distribution provisions of this Section 7 are for the purpose of determining the relative amounts of proceeds or other payments to be distributed to the Banks and Noteholders in respect of the Collateral and not for the purpose of creating an agreement among the parties as to the manner in which any proceeds or other payments distributed to them are actually to be applied to pay the Obligations. Each Bank and Noteholder shall be free, each in its own discretion, to apply any payment distributed to it hereunder to the Obligations held by it in such order as it may determine in accordance with applicable law and the terms of the Credit Agreement and Note Agreement. The Grantor agrees that in the event any payment is made with respect to any

Obligations, as between the Grantor and each Bank and each Noteholder the Obligations discharged by such payment shall be the amount or amounts of the Obligations to which such Bank and Noteholder applies the portion of such payment distributed to it under this Section 7 as provided in the preceding sentence. Notwithstanding the foregoing, for all purposes of this Agreement the Obligations shall be deemed paid to the same extent that payments distributed with respect to it pursuant to Section 7(a) notwithstanding the actual application thereof.

    (d) PAYMENTS AND PROCEEDS FROM GRANTOR NOT TO BE SHARED. No Bank and no Noteholder shall by virtue of this Agreement be required to share with any other Bank and Noteholder any payments or prepayments received from the Grantor in respect of the Obligations owed to such Bank and Noteholder by the Grantor, including without limitation any amounts or other property or securities collected by or distributed to or otherwise received by such Bank and Noteholder from or in respect of the Grantor as a result of any enforcement or the exercise of any remedy or counterclaim or otherwise, including without limitation, any such amounts received pursuant to the exercise of any right of offset or bankers' lien, or as a result of the pendency of any case involving the Grantor under the Bankruptcy Code of 1978, as amended, or any successor law or under any other bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar law of any jurisdiction.

    (e) PAYMENTS AND PROCEEDS FROM GRANTOR UNRELATED TO THIS AGREEMENT NOT TO BE SHARED. Except as hereinabove provided in this Section 7 with respect to payments, collections and distributions in respect of obligations hereunder, no Bank nor any Noteholder shall by virtue of this Agreement be required to share with any other Bank and Noteholder any payments or prepayments received from the Grantor in respect of any other indebtedness, liability or obligation of the Grantor owed to such Bank and Noteholder.

     8. CONTINUING AGREEMENT. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations, both for principal and interest, have been fully paid and satisfied and all agreements of the Banks to extend credit to or for the account of the Grantor under the Credit Agreement have expired or otherwise have been terminated. Upon such termination of this Agreement, the Collateral Agent shall, upon the request and at the expense of the Grantor, forthwith release its security interest hereunder.

     9. CONCERNING THE COLLATERAL AGENT. (A) TERMS AND CONDITIONS OF AGENCY. The Collateral Agent shall act hereunder as the agent for the Banks and the Noteholders. The Collateral Agent hereby accepts such agency and the powers and duties imposed upon it by this Agreement in connection therewith and agrees to execute such agency and perform such powers and duties upon and subject to the following expressed terms and conditions:

         (i) The Collateral Agent shall not be bound to ascertain or inquire as to the performance or observance of any covenant, condition or agreement on the part of the Grantor contained herein; but the Collateral Agent may require of the Grantor full information and advice as to the performance of the covenants, conditions and agreements aforesaid and of the Grantor as to the condition of the Collateral.

        (ii) The Collateral Agent shall not be responsible for any recital herein, or in the Credit Agreement, the Note Agreement or any instrument related thereto, or for the validity, enforceability, genuineness, perfection or worth of this Agreement or any instrument related hereto, or for the sufficiency of the security for or the collectibility of the indebtedness hereby secured, or for the value or title of any of the Collateral, or for the recording, filing or refiling of any financing statement perfecting the lien of this Agreement, or for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the security hereof. The recitals and statements contained in this Agreement hereto shall be taken as statements by the Grantor and shall not be considered as made by or as imposing any obligation or liability upon the Collateral Agent.

       (iii) The Collateral Agent shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Collateral Agent pursuant to this Agreement upon the request or authority or consent of any person who at any time of making such request or giving such authority or consent is an owner of a Note, or Senior Note, shall be conclusive and binding upon all future owners of the Notes, or Senior Notes.

        (iv) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Collateral Agent shall be entitled to rely upon a certificate of the Grantor signed by any officer thereof the Collateral Agent deems appropriate for such purpose as sufficient evidence of the facts therein contained.

         (v) The Collateral Agent shall not be accountable for the use of Notes or the Senior Notes or of any of the proceeds of any such Note or Senior Note. Any money received by the Collateral Agent under any provision of this Agreement shall, until used or applied as herein provided, be held in trust for the purposes for which they were paid, but need not be segregated from other funds except to the extent required by law and may be so held without any liability for interest except for such as the Collateral Agent shall agree to pay thereon during that time. If any Obligations are payable, either as to principal or interest, or both, at any office other than the office of the Collateral Agent, the Collateral Agent shall be permitted to remit funds to such place of payment, and shall not be responsible for the loss or misapplication thereof, and also, if the Collateral Agent shall by any provisions hereof be required or permitted to remit funds to others, it shall not be responsible for the loss or misapplication thereof.

        (vi) The Collateral Agent shall have such powers as are delegated to it by this Agreement, together with such powers as are reasonably incidental thereto. The permissive right of the Collateral Agent to do things enumerated in this Agreement shall not be construed as a duty of the Collateral Agent. The Collateral Agent shall not be liable for any action taken or omitted to be taken by it in good faith which is
     (i) reasonably believed by it to be within the discretion or power conferred upon it by this Agreement, (ii) in accordance with the direction of (a) the Bank or Banks holding an interest in two-thirds of the principal amount of the Notes or (b) the holder or holders of a majority in principal amount of Senior Notes, unless the Collateral Agent receives what it in good faith believes to be conflicting directions for such purpose or (iii) in accordance with the direction of the holder or holders of a majority in principal amount of the Obligations if the Collateral Agent receives what it in good faith believes to be conflicting directions for such purpose; and the Collateral Agent shall not be responsible for any clerical error, oversight, inadvertence or error of judgment, or for any action taken or omitted to be taken by the Collateral Agent hereunder or in connection herewith, unless due to its own gross negligence or for a willful default.

       (vii) The Collateral Agent shall not be required to take notice or be deemed to have notice of any Default hereunder, unless the Collateral Agent shall be specifically notified in writing of such Default by (i) the Required Banks or (ii) the holders of at least fifty percent in principal amount of the Senior Notes.

      (viii) The Collateral Agent shall not be required to give any bond or surety in respect of the execution of the said agencies and powers or otherwise in respect of the premises.

        (ix) The Collateral Agent shall not be under any obligation to exercise any of the agencies or powers hereof at the request, order or direction of any of the holders of the Notes or the Senior Notes pursuant to the provisions of this Agreement unless such holders shall have indemnified the Collateral Agent to its complete satisfaction against the costs, expenses and liabilities which may be incurred therein or thereby and provided security for such indemnity which is satisfactory to it. Without in any way limiting the foregoing, none of the provisions contained in this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it. Any sum advanced for reasonable expenses by any such holder or holders or on their behalf or by the Collateral Agent in case they should make any such advancement to the extent said sum is expended shall constitute additional Obligations and shall have priority over the payment of the Notes and the Senior Notes.

         (x) The Collateral Agent may execute any of the agencies or powers hereof and perform any duties required of it by or through attorneys, agents or employees, and shall be entitled to advice of counsel concerning all matters of the agencies hereof and its duties hereunder, and may in all cases pay such reasonable compensation as it shall deem proper to all such attorneys, agents and employees as may reasonably be employed in connection with the agencies hereof, and the Grantor covenants and agrees to repay upon demand all such outlays and expenditures so incurred and all other proper charges and expenses of the Collateral Agent incurred in carrying out the agencies created hereby. The Collateral Agent shall not be answerable for the default or misconduct of any attorney, agent or employee appointed in pursuance hereof if such attorney, agent or employee shall have been selected with reasonable care. The Collateral Agent may in relation to this Agreement act upon the opinion or advice of any attorney, surveyor, engineer or accountant, who, prior to the occurrence to the knowledge of the Collateral Agent of any Default hereunder, may be retained or selected by the Grantor, if approved by the Collateral Agent, and shall not be responsible for any loss resulting from any action or non-action in accordance with any such opinion or advice.

    (b) COSTS AND EXPENSES OF COLLATERAL AGENT. The Grantor covenants and agrees to reimburse the Collateral Agent for all advances made, and pay the Collateral Agent for all reasonable costs and expenses (including reasonable counsel fees and court costs) incurred by the Collateral Agent, in the execution of the agencies hereby created and the exercise and performance of the powers and duties of the Collateral Agent hereunder and in any action or proceeding affecting the Collateral or the title thereto or the interest of the Collateral Agent therein or otherwise having a bearing on the interests of the holders of the Obligations. The Grantor further agrees to indemnify the Collateral Agent against any and all liabilities, losses, reasonable costs, reasonable expenses, damages, actions, claims, judgments, charges and reasonable attorney's fees incurred or sustained by the Collateral Agent under this Agreement, except such therefor as are directly caused by the Collateral Agent's gross negligence or willful misconduct.

    (c) RESIGNATION OF COLLATERAL AGENT. The Collateral Agent and any successor or successors hereafter appointed may at any time resign and be discharged from the agency hereby created by giving sixty days' written notice to the Grantor and the holders of the Notes and the Senior Notes, and such resignation shall take effect at the end of such sixty days, or, if later, upon the appointment of a successor agent in the manner provided in 9(d) hereof. Such notice may be served personally or sent by registered mail.

    (d) APPOINTMENT OF SUCCESSOR AGENT. In case at any time the Collateral Agent hereunder shall resign from such capacity, a successor may be appointed by the holders of a majority in principal amount of the Obligations by an instrument or concurrent instruments in writing signed by such holders. If no appointment of a successor agent shall be made pursuant to the foregoing provisions of this Section within sixty days after the Collateral Agent resigns, the resigning Collateral Agent shall then appoint a commercial bank or trust company who shall then serve as Collateral Agent hereunder.

    (e) VESTING OF SUCCESSOR AGENT. Every successor agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Grantor an instrument in writing accepting such appointment hereunder, and thereupon such successor agent, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, agencies, duties and obligations of the Collateral Agent ceasing to act hereunder, with like effect as if originally named as Collateral Agent herein; but the Collateral Agent ceasing to act shall, nevertheless, on the written request of the Grantor, or of such successor agent, or of the holder or holders of a majority in principal amount of the indebtedness hereby secured, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor agent all the right, title and interest of the Collateral Agent ceasing to act, in and to the Collateral and such rights, powers, agencies, duties and obligations, and the Collateral Agent ceasing to act shall also, upon like request, pay over, assign and deliver to the successor agent any money or other property subject to the lien of this Agreement. Should any deed, conveyance or instrument in writing from the Grantor be required by any successor agent for more fully and certainly vesting in and confirming to such successor the estates, properties, rights, powers, agencies and duties hereby vested or intended to be vested in the Collateral Agent ceasing to act, any and all such deeds, conveyances and instruments in writing shall on request be executed, acknowledged and delivered by the Grantor. The resignation of any Collateral Agent, and the instrument or instruments removing any Collateral Agent and appointing a successor hereunder, together with all deeds, conveyances and other instruments provided for in this Section shall, at the expense of the Grantor, be forthwith duly acknowledged and filed for recording by the successor agent in each county where this Agreement shall have been recorded.

    (f) ADDITIONAL AGENT. If at any time or times for the purpose of conforming to any legal requirements, restrictions or conditions in any state or jurisdiction in which any of the Collateral may be located, or if at any time or times the Collateral Agent or the holder or holders of a majority in principal amount of the Obligations shall deem it necessary or prudent so to do, the Collateral Agent or such holders shall have the power, by an instrument executed by the

Collateral Agent or by such holders, to appoint one or more persons approved by the Collateral Agent or such holders, either to act as separate agent or agents or co-agent or co-agents jointly with the Collateral Agent, of all or any specified part of the Collateral; and the person or persons so appointed shall be such separate agent or agents or co-agent or co-agents with such rights and remedies as shall be specified in such instrument to be executed as aforesaid, to the extent not prohibited by law. Any such separate agent or co-agent may resign in the same manner as can the Collateral Agent. The Collateral Agent and any separate agent or co-agent shall have no responsibility for the acts and omissions of each other.

    (g) EVIDENCE GENERALLY. The Collateral Agent may in its discretion require such proof as it deems necessary to establish the ownership of the Notes and the Senior Notes or any interests therein. The Collateral Agent shall not be bound to recognize any party as a holder of a Note or Senior Note or any interest therein unless and until such party's title to the same is proved in the manner satisfactory to the Collateral Agent.

    (h) ASCERTAINMENT OF OUTSTANDING INDEBTEDNESS. Any determination of whether the holders of a required percentage of the principal amount of the Obligations have concurred or participated in any direction, request or consent shall be made on the basis of the principal amount outstanding on such Obligations as of the time of such determination.

    10. PRIMARY SECURITY; OBLIGATIONS ABSOLUTE. The lien and security herein created and provided for stand as direct and primary security for the Obligations. The Grantor acknowledges and agrees that the lien and security hereby created and provided for are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of the Collateral Agent, any Bank, any Noteholder or any other holder of any of the Obligations, and without limiting the generality of the foregoing, the lien and security hereof shall not be impaired by any acceptance by the Collateral Agent, any Bank, any Noteholder or any holder of any of the Obligations of any other security for or guarantors upon any of the Obligations or by any failure, neglect or omission on the part of the Collateral Agent, any Bank, or any Noteholder or any other holder of any of the Obligations to realize upon or protect any of the Obligations or any collateral security therefor. The lien and security hereof shall not in any manner be impaired or affected by (and the Collateral Agent, the Bank and the Noteholder, without notice to anyone to the extent allowed by applicable law, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Obligations, or of any collateral security therefor, or of any guaranty thereof or of any obligor thereon. In order to foreclose or otherwise realize hereon and to exercise the rights granted the Collateral Agent hereunder and under applicable law, there shall be no obligation on the part of the Collateral Agent, any Bank, any Noteholder or any other holder of any of the Obligations at any time to first resort for payment to the Grantor or any other obligor on any of the Obligations or to any guaranty of the Obligations or any portion thereof or to resort to any other collateral security, property, liens or any other rights or remedies whatsoever, and the Collateral Agent shall have the right to enforce this instrument irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

    11.   MISCELLANEOUS.

    (a) This Agreement cannot be changed or terminated orally. All of the rights, privileges, remedies and options given to the Collateral Agent hereunder shall inure to the benefit of its successors and assigns, and all the terms, conditions, covenants, agreements, representations and warranties of and in this Agreement shall bind the Grantor and its legal representatives, successors and assigns, provided that the Grantor may not assign its rights or delegate its duties hereunder without the Collateral Agent, Banks' and Noteholders' prior written consent. The Grantor hereby releases the Collateral Agent from any liability for any act or omission relating to the Collateral or this Agreement, except for the Collateral Agent's gross negligence or willful misconduct.

    (b) Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed:

     to the Grantor at:                  to the Collateral Agent at:
     Atchison Casting Corporation        Harris Trust and Savings Bank
     400 South 4th Street                111 West Monroe Street
     Atchison, Kansas 66002              Chicago, Illinois  60690
     Attention: Chief Financial Officer  Attention: Len Meyer
     Telecopy:  (913) 367-2155           Telecopy:  312-293-5041

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid, or (iii) if given by any other means, when delivered at the addresses specified in this Section.

    (c) No Bank or Noteholder shall have the right to institute any suit, action or proceeding in equity or at law for the enforcement of any remedy under or upon this Agreement; it being understood and intended that no one or more of the Banks or Noteholders shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Agreement by its or their action or to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Collateral Agent in the manner herein provided and for the benefit of the Banks and Noteholders.

    (d) All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

    (e) In the event that any provision hereof shall be deemed to be invalid or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such locations where such law or interpretation is operative, and the invalidity or unenforceability of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

    (f) This Agreement shall be deemed to have been made in the State of Illinois and shall be governed by, and construed in accordance with, the laws of the State of Illinois. All terms which are used in this Agreement which are defined in the Code shall have the same meanings herein as said terms do in the Code unless this Agreement shall otherwise specifically provide. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

    (g) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same instrument. The Grantor acknowledges that this Agreement is and shall be effective upon its execution and delivery by the Grantor to the Collateral Agent, and it shall not be necessary for the Collateral Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

    (h) The Grantor hereby submits to the non-exclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois state court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Grantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient form. THE GRANTOR, THE COLLATERAL AGENT, THE

BANKS AND THE NOTEHOLDERS EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     In Witness Whereof, the Grantor has caused this Agreement to be duly executed and delivered the day and year first above written.


                                    ATCHISON CASTING CORPORATION

                                    By /s/ Kevin T. McDermed
                                       Its V.P. & Treasurer



     Acknowledged and Agreed to as of the date first written above.


                                     HARRIS TRUST AND SAVINGS BANK, as
                                     Collateral Agent


                                    By /s/ Len E. Myer
                                       Its Vice President

                                  SCHEDULE A


                              PLEDGED SECURITIES

                                     STOCK


ISSUER              JURISDICTION OF    NO. OF      CERTIFICATE     PERCENT OF
NAME                 ORGANIZATION      SHARES         NO(S).       OWNERSHIP
Atchison Casting         U.K.        12,870,000*        1           100%**
UK Ltd.



                                     NOTES


                       OUTSTANDING                            MATURITY
      OBLIGOR       PRINCIPAL AMOUNT         DATE               DATE
Atchison Casting           ***           April 3, 1998     April 3, 2003
UK Ltd.


-------------------------------
*    12,870,000 "A" shares pledged of 19,800,000 total "A" shares

** Grantor will own 100% of pledged shares, but approximately 95% of total shares, after including "B" shares (owned by management) and "C" shares (reserved for granted option).

-------------------------------------------------------------------------------
*** The aggregate unpaid principal amount of all loans, advance and other Indebtedness owing at the time of demand from Atchison Casting UK Ltd. to the Grantor, together with interest thereon.

                                      -2-